Exhibit 99.1
Joint Filer Information
Form 4

Designated Filer:	Silver Lake Sumeru Fund, L.P.

Other Joint Filers:	Silver Lake Technology Investors Sumeru, L.P., Silver Lake Technology Associates Sumeru, L.P., and SLTA Sumeru (GP), L.L.C.

Addresses:	The principal business address of each of the joint filers listed above is 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

Date of Event Requiring Statement:	11/08/2011

Issuer Name and Ticker or Trading Symbol:	Power-One, Inc. [PWER]

Signatures:

SILVER LAKE TECHNOLOGY INVESTORS SUMERU, L.P.
	By:	Silver Lake Technology Associates Sumeru, L.P., its general partner
	By:	SLTA Sumeru (GP), L.L.C., its general partner

	By:	/s/ Ajay Shah

Name: Ajay Shah
Title: Managing Director

SILVER LAKE TECHNOLOGY ASSOCIATES SUMERU, L.P.
	By:	SLTA Sumeru (GP), L.L.C., its general partner

	By:	/s/ Ajay Shah

Name: Ajay Shah
Title: Managing Director

SLTA SUMERU (GP), L.L.C.

	By:	/s/ Ajay Shah

Name: Ajay Shah
Title: Managing Director
Date: November 10, 2011